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                        EXHIBIT 2.2 - OMITTED SCHEDULES



       The following schedules and exhibits have been omitted from Exhibit 2.1 - Stock Purchase Agreement, dated as of June 30, 1997. The Registrant will furnish supplementally a copy of any omitted schedule and/or exhibit to the Securities and Exchange Commission upon request.


        EXHIBIT/SCHEDULE   DESCRIPTION
        ----------------   -----------

            Schedule 1     Disclosure Schedule
            Exhibit 1      Partnership Agreement
            Exhibit 2      Articles of Association
            Exhibit 3      Partners' Resolution
            Exhibit 4      Shareholders' Resolution
            Exhibit 5      Arbitration Agreement